EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  July 9, 2019

Aspen Group Reports Record Revenues of $34 Million in Fiscal Year 2019, an Increase of 55% Year-Over-Year

Enrollments Rose 36% Year-Over-Year, Delivering a 90% Increase in Bookings

NEW YORK, NY –July 9, 2019 - Aspen Group, Inc. (Nasdaq: ASPU)( “AGI”), an education technology holding company, today announced financial results for its 2019 fiscal fourth quarter ended April 30, 2019, highlighted by revenue of $10.2 million, representing a sequential increase of 20% and an increase of 41% year-over-year.  Aspen Group also announced its full year results highlighted by record revenues of $34 million, an increase of 55% year-over-year, which are included in the consolidated financial statements at the end of this press release.

Michael Mathews, Chairman & CEO of Aspen Group, commented, “We delivered year-over-year enrollment growth of 36% in fiscal year 2019, but as a result of our business plan to drive the majority of enrollment growth in our highest LTV units (USU MSN-FNP and pre-licensure BSN program), the Company was able to increase its bookings by 90% from $34.8 million to $66.1 million. This sets the stage for sustained revenue growth and will expedite the achievement of our near-term goal of producing positive Adjusted EBITDA for fiscal year 2020.”

Fiscal Q4 2019 Highlights:

•

Revenue totaled $10,214,143, an increase of 41% as compared to the prior fiscal year fourth quarter;

•

Gross Profit totaled $5,683,536 or a 56% margin, a 62% increase as compared to the prior fiscal year fourth quarter;

•

Net Loss applicable to shareholders of ($1,609,923), as compared to Net Loss of ($3,664,485) in the prior fiscal year fourth quarter; Diluted net loss per share was $(0.09), as compared to a loss of $(0.24) in the prior fiscal year fourth quarter;

•

EBITDA, a non-GAAP financial measure, totaled a loss of $(731,852) for the quarter ended April 30, 2019;

•

Adjusted EBITDA, a non-GAAP financial measure, totaled $72,935 for the quarter ended April 30, 2019;

•

Cash used in operations totaled $2,785,464, as compared to $1,954,988 in the prior fiscal year fourth quarter.

Fiscal 2019 Fourth Quarter Financial and Operational Results:

Aspen Group, Inc. delivered 1,560 new student enrollments for the fiscal fourth quarter, a 23% increase year-over-year. Aspen University accounted for 1,243 new student enrollments (includes 113 Doctoral enrollments and 186 Pre-licensure BSN AZ campus enrollments). USU accounted for 317 new student enrollments (primarily Family Nurse Practitioner (“FNP”) enrollments), a 79% increase year-over-year. Enrollments for Aspen University’s Pre-Licensure BSN program increased 92% sequentially as the university began accepting enrollments for prerequisite students taking online courses in anticipation of entering the HonorHealth final two-year core campus program targeted to launch this upcoming September.

In the charts below, we have provided a full-year comparison of enrollments and bookings* from fiscal year 2018 to fiscal year 2019.  Note that the company’s enrollments rose 36% year-over-year, however, the bookings increased 90% year-over-year.

Growing enrollments by 36% year-over-year, yet achieving a 90% increase in bookings translates to a 39% average revenue per user (ARPU)* increase year-over-year, from $8,182 to $11,391. This result is why the company focused its growth spending on these three new business units during fiscal year 2019.

	Lifetime Value (LTV)	FY'2018	FY'2018	FY'2019	FY'2019
	Per Enrollment	Enrollments	Bookings	Enrollments	Bookings
AU Online (Nursing + Other) Unit	$7,350	3,858	$28,356,300	3,825	$28,113,750
AU (Doctoral) Unit	$12,600	116	$1,461,600	484	$6,098,400
AU (Pre-Licensure BSN) Unit	$30,000	—	$—	433	$12,990,000
USU (FNP + Other) Unit	$17,820	280	$4,989,600	1,060	$18,889,200
Total		4,254	$34,807,500	5,802	$66,091,350
Average Revenue Per User (ARPU)			$8,182		$11,391

* Note: “Bookings” are defined by multiplying LTV by new student enrollments for each operating unit. “Average Revenue Per User or (ARPU)” is defined by dividing total bookings by total enrollments.

AGI’s total active student body (includes both Aspen University and USU) grew 27% year-over-year from 7,057 to 8,932. Of the 8,932 total active students at both universities, 81% or 7,213 are degree-seeking Nursing students.

Aspen University’s total active degree-seeking student body grew 20% year-over-year from 6,500 to 7,784. Aspen’s School of Nursing grew 28% year-over-year, from 4,807 to 6,164 active students, which includes 396 active students in the BSN Pre-Licensure program in Phoenix, AZ. Aspen University students paying tuition and fees through a monthly payment method grew by 19% year-over-year, from 4,532 to 5,404. Those 5,404 students paying through a monthly payment method represent 69% of Aspen University’s total active student body.

USU’s total active degree-seeking student body grew sequentially from 961 to 1,148 students or a sequential increase of 19%. Of the 1,148 total active students at USU, 970 or 84% are enrolled in the MSN-FNP degree program. USU students paying tuition and fees through a monthly payment method grew from 602 to 758 students sequentially. Those 758 students paying through a monthly payment method represent 66% of USU’s total active student body.

Revenues increased to $10,214,143, an increase of 41% as compared to the prior fiscal year fourth quarter. USU accounted for approximately 24% and Aspen University’s Pre-Licensure BSN program accounted for approximately 5% of overall Company revenues.

Gross profit increased to $5,683,536 or 56% gross margin. Aspen University gross profit represented 58% of Aspen University revenues for the fourth quarter, while USU gross profit equaled 55% of USU revenues during the fourth quarter. Aspen University instructional costs and services represented 17% of Aspen University revenues for the 2019 fourth quarter, while USU instructional costs and services equaled 25% of USU revenues during the 2019 fourth quarter. Aspen University marketing and promotional costs represented 21% of Aspen University revenues for the 2019 fourth quarter, while USU marketing and promotional costs equaled 19% of USU revenues during the 2019 fourth quarter.

Net loss applicable to shareholders was ($1,609,923) or diluted net loss per share of ($0.09). Aspen University generated $1.1 million of operating income for the fourth quarter, while USU experienced a net loss of ($0.51) million during the fourth quarter. Aspen Group corporate incurred $2.2 million of expenses for the fourth quarter.

EBITDA, a non-GAAP financial measure, was a loss of ($731,852) or (7%) as a percentage of revenue. Adjusted EBITDA, a non-GAAP financial measure, was $72,935 or 1% as a percentage of revenue. Aspen University generated $1.8 million of Adjusted EBITDA for the fourth quarter, while USU experienced an Adjusted EBITDA loss of ($0.1) million during the fourth quarter. Aspen Group corporate contributed $1.6 million of expenses toward the $72,935 Adjusted EBITDA result for the fourth quarter.

The company used cash of $2.8 million for operations in the fourth quarter, as compared to using $2.0 million in the prior fiscal year fourth quarter.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2019 4th quarter financial results and business outlook on Tuesday, July 9th, 2019, at 4:30 p.m. (ET).   Aspen will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 7459518. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a 7 day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 7459518.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Aspen Group nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to the following non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

Aspen Group defines Adjusted EBITDA as earnings (or loss) from continuing operations before the items in the table below including non-recurring charges of $497,300 in 2019 and $764,253 in 2018. Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Aspen Group and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of Adjusted EBITDA to net loss allocable to common shareholders, a GAAP financial measure:

	For the Years Ended April 30,
	2019	2018
Net loss	$(9,278,217)	$(7,061,061)
Interest expense	441,961	1,860,391
Taxes	9,276	—
Depreciation & amortization	2,170,098	1,092,283
EBITDA (loss)	(6,656,882)	(4,108,387)
Bad debt expense	854,008	535,366
Acquisition expenses	—	828,566
Non-recurring charges	497,300	764,253
Stock-based compensation	1,190,385	642,566
Adjusted EBITDA (Loss)	$(4,115,189)	$(1,337,636)

	For the Quarters Ended April 30,
	2019	2018
Net loss	$(1,609,923)	$(3,664,486)
Interest expense	285,437	1,504,701
Depreciation & amortization	592,634	460,314
EBITDA (Loss)	(731,852)	(1,699,471)
Bad debt expense	373,942	317,222
Non-recurring charges	106,589	186,147
Stock-based compensation	324,256	176,098
Adjusted EBITDA (Loss)	$72,935	$(1,020,004)

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including future growth of our new business units, sustained revenue growth, achieving positive Adjusted EBITDA for fiscal year 2020 and the future impact of bookings. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, potential student attrition and national and local economic factors. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
	2019	2018
Assets

Current assets:
Cash	$9,519,352	$14,612,559
Restricted cash	448,400	190,506
Accounts receivable, net of allowance of $1,247,031 and $468,174, respectively	10,656,470	6,802,723
Prepaid expenses	410,745	199,406
Other receivables	2,145	184,569
Total current assets	21,037,112	21,989,763

Property and equipment:
Call center equipment	193,774	140,509
Computer and office equipment	327,621	230,810
Furniture and fixtures	1,381,271	932,454
Software	4,314,198	2,878,753
	6,216,864	4,182,526
Less accumulated depreciation and amortization	(1,825,524)	(1,320,360)
Total property and equipment, net	4,391,340	2,862,166
Goodwill	5,011,432	5,011,432
Intangible assets, net of accumulated amortization of $1,558,333 and 458,333, respectively	8,541,667	9,641,667
Courseware, net	161,930	138,159
Accounts receivable, secured - net of allowance of $625,963, and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	3,085,243	1,315,050
Debt issue cost, net	300,824	—
Deposits and other assets	629,626	584,966

Total assets	$43,204,503	$41,588,532

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	April 30,	April 30,
	2019	2018
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,699,221	$2,227,214
Accrued expenses	651,418	658,854
Deferred revenue	2,456,865	1,814,136
Refunds due students	1,174,501	815,841
Deferred rent, current portion	47,436	8,160
Convertible notes payable, current portion	50,000	1,050,000
Other current liabilities	270,786	203,371
Total current liabilities	6,350,227	6,777,576

Convertible note payable	—	1,000,000
Senior secured loan payable, net of discount of $353,328	9,646,672	—
Deferred rent	746,176	77,365
Total liabilities	16,743,075	7,854,941

Commitments and contingencies - See Note 11

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and outstanding at April 30, 2019 and April 30, 2018	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized,
18,665,551 issued and 18,648,884 outstanding at April 30, 2019
18,333,521 issued and 18,316,854 outstanding at April 30,2018	18,666	18,334
Additional paid-in capital	68,562,727	66,557,005
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(42,049,965)	(32,771,748)
Total stockholders’ equity	26,461,428	33,733,591

Total liabilities and stockholders’ equity	$43,204,503	$41,588,532

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the
	Years Ended
	April 30,
	2019	2018

Revenues	$34,025,418	$22,021,512

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	15,977,218	9,853,819
General and administrative	24,987,828	16,328,580
Depreciation and amortization	2,170,098	1,092,283
Total operating expenses	43,135,144	27,274,682

Operating loss	(9,109,726)	(5,253,170)

Other income (expense):
Other income	276,189	149,761
Gain on extinguishment of warrant liability	—	52,500
Interest expense	(444,680)	(2,010,152)
Total other income (expense), net	(168,491)	(1,807,891)

Loss before income taxes	(9,278,217)	(7,061,061)

Income tax expense (benefit)	—	—

Net loss	$(9,278,217)	$(7,061,061)

Net loss per share allocable to common stockholders - basic and diluted	$(0.50)	$(0.50)

Weighted average number of common shares outstanding: basic and diluted	18,409,459	14,215,868

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED APRIL 30, 2019 AND APRIL 30, 2018

For the year ended April 30, 2019

			Additional			Total
	Common Stock		Paid-In	Treasury	Accumulated	Stockholders'
	Shares	Amount	Capital	Stock	Deficit	Equity
Balance at April 30, 2018	18,333,521	$18,334	$66,557,005	$(70,000)	$(32,771,748)	$33,733,591

Stock-based compensation	—	—	1,190,385	—	—	1,190,385
Common stock issued for cashless stock options exercised	111,666	112	(112)	—	—	—
Common stock issued for stock options exercised for cash	56,910	56	128,145	—	—	128,201
Common stock issued for cashless warrant exercise	119,594	120	(120)	—	—	—
Common stock issued for warrants exercised for cash	43,860	44	99,956	—	—	100,000
Warrants issued debt financing	—	—	615,587	—	—	615,587
Warrants issued for services	—	—	1,713	—	—	1,713
Purchase of treasury stock, net of broker fees	—	—		(7,370,000)	—	(7,370,000)
Re-sale of treasury stock, net of broker fees	—	—	—	7,370,000	—	7,370,000
Fees associated with equity raise	—	—	(29,832)	—	—	(29,832)
Net loss, for the year ended April 30, 2019	—	—	—	—	(9,278,217)	(9,278,217)
Balance at April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428

For the year ended April 30, 2018

			Additional			Total
	Common Stock		Paid-In	Treasury	Accumulated	Stockholders'
	Shares	Amount	Capital	Stock	Deficit	Equity
Balance at April 30, 2017	13,504,012	$13,504	$33,607,423	$(70,000)	$(25,710,687)	$7,840,240

Stock-based compensation	—	—	642,566	—	—	642,566
Common stock issued for stock options exercised for cash	136,563	137	475,688	—	—	475,825
Common stock issued for cashless warrant exercise	171,962	172	(172)	—	—	—
Common stock issued for warrants exercised for cash	87,775	88	246,292	—	—	246,380
Warrants issued with senior secured term loan	—	—	478,428	—	—	478,428
Fees associated with equity raise	—	—	(2,215,730)	—	—	(2,215,730)
Restricted stock issued for services	10,000	10	88,689	—	—	88,699
Common stock issued for acquisition	1,203,209	1,203	10,214,041	—	—	10,215,244
Common stock issued in equity raise	3,220,000	3,220	23,019,780	—	—	23,023,000
Net loss, for the year ended April 30, 2018	—	—	—	—	(7,061,061)	(7,061,061)
Balance at April 30, 2018	18,333,521	$18,334	$66,557,005	$(70,000)	$(32,771,748)	$33,733,591

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	Year ended	Year ended
	April 30,	April 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(9,278,217)	$(7,061,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	854,008	535,366
Gain on extinguishment of warrant liability	—	(52,500)
Depreciation and amortization	2,170,098	1,092,283
Stock-based compensation	1,190,385	642,566
Warrants awarded to directors for service	1,713	—
Loss on asset disposition	—	27,590
Amortization and write-off origination fees	—	829,794
Amortization of debt discounts	40,881	—
Amortization of debt issue costs	54,247	—
Cash paid to settle convertible debt	60,932	—
Amortization of prepaid shares for services	8,285	80,415
Changes in operating assets and liabilities:
Accounts receivable	(6,477,948)	(3,360,277)
Prepaid expenses	(219,624)	(13,593)
Accrued interest receivable	—	(45,400)
Other receivables	182,424	(103,105)
Other assets	(44,660)	(528,549)
Accounts payable	(527,993)	1,319,268
Accrued expenses	(7,436)	280,697
Deferred rent	663,376	22,079
Refunds due students	358,660	505,265
Deferred revenue	642,729	(1,953)
Other liabilities	112,126	221,180
Net cash used in operating activities	(10,216,014)	(5,609,935)

Cash flows from investing activities:
Purchases of courseware and accreditation	(91,522)	(48,388)
Purchases of property and equipment	(2,531,521)	(1,836,618)
Notes receivable	—	900,000
Cash paid in acquisition	—	(2,589,719)
Proceeds from promissory note interest receivable	—	53,400
Net cash used in investing activities	(2,623,043)	(3,521,325)

Cash flows from financing activities:
Repayment of convertible note payable	(2,000,000)	—
Proceeds of equity offering	—	23,023,000
Disbursements for equity offering costs	(29,832)	(2,215,730)
Proceeds from senior secured term loan	—	7,500,000
Repayment of senior secured loan	—	(7,500,000)
Proceeds of stock options and warrants exercised	228,201	722,205
Purchase of treasury stock	(7,370,000)	—
Re-sale of treasury stock	7,370,000	—
Offering costs paid on debt financing	(100,000)	(351,367)
Closing costs of senior secured loans	(33,693)	—
Cash paid to settle convertible debt	(60,932)	—
Proceeds of senior secured loan	10,000,000	—
Net cash provided by financing activities	8,003,744	21,178,108

 (Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the	For the
	Year ended	Year ended
	April 30,	April 30,
	2019	2018
Net increase (decrease) in cash and cash equivalents	$(4,835,313)	$12,046,848
Cash, restricted cash, and cash equivalents at beginning of year	14,803,065	2,756,217
Cash and cash equivalents at end of year	$9,967,752	$14,803,065

Supplemental disclosure cash flow information
Cash paid for interest	$118,217	$540,341
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Warrants issued as part of revolving credit facility	$255,071	$—
Warrants issued as part of senior secured term loans	$360,516	$478,428
Assets acquired net of liabilities assumed for non-cash consideration	$—	$12,215,244
Common stock issued for services	$29,809	$88,699

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	For the	For the
	Year ended	Year ended
	April 30,	April 30,
	2019	2018
Cash	$9,519,352	$14,612,559
Restricted cash	448,400	190,506
Total cash and restricted cash	$9,967,752	$14,803,065